EuroPacific Growth Fund 333 South Hope Street Los Angeles, California 90071 Phone (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

MICHAEL J. THAWLEY, Vice Chairman and Principal Executive Officer, and BRIAN C. JANSSEN, Treasurer and Principal Financial Officer of EuroPacific Growth Fund (the "Registrant"), each certify to the best of his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended March 31, 2013 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

EUROPACIFIC GROWTH FUND	EUROPACIFIC GROWTH FUND

/s/ Michael J. Thawley	/s/ Brian C. Janssen
Michael J. Thawley, Vice Chairman	Brian C. Janssen, Treasurer

Date: May 31, 2013	Date: May 31, 2013

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to EUROPACIFIC GROWTH FUND and will be retained by EUROPACIFIC GROWTH FUND and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.